                         NOTICE OF GUARANTEED DELIVERY
                   (Not to Be Used for Signature Guarantees)
                  Pursuant to the Offer to Purchase for Cash
                                      by
                                Telesoft Corp.
                                      of
                  Up to 2,300,000 Shares of its Common Stock

     This form, or a form substantially equivalent to this form, must be used to accept the offer (as defined below) if certificates for the shares of common stock of Telesoft Corp. are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase, defined below). This form may be delivered by hand or transmitted by mail or overnight courier, or, for Eligible Institutions (as defined below), by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the offer is:

                        Corporate Stock Transfer, Inc.

          By Facsimile                         By Hand/Overnight Delivery
      Transmission Number:                                 or
(For Eligible Institutions Only)              Registered or Certified Mail:
         303-282-5800
                                             Corporate Stock Transfer, Inc.
       Confirm Receipt of                    3200 Cherry Creek Drive South
    Facsimile by Telephone:                             Suite 430
         303-282-4800                            Denver, Colorado 80209

                          For Information Telephone:
                                 303-282-4800

                        ------------------------------

     Delivery of this instrument to an address, or transmission of instructions via a facsimile number, other than as set forth above will not constitute a valid delivery.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     You hereby tender to Telesoft Corp., an Arizona corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 4, 2000, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "offer"), receipt of which is hereby acknowledged, the number of shares of common stock of Telesoft listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.


--------------------------------------------------------------------------------
                                   ODD LOTS
               (See Instruction 9 of the Letter of Transmittal)

     This section is to be completed ONLY if shares are being tendered by or on behalf of a person who beneficially owns an aggregate of fewer than 100 shares (excluding shares attributable to individual accounts under the Telesoft Corp. Profit Sharing Plan).

  You either (check one box):

    [ ] own beneficially an aggregate of fewer than 100 shares (excluding shares allocated to accounts in the Telesoft Corp. Profit Sharing
          Plan), all of which are being tendered, or

    [ ] are a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, shares with respect to which you are the record owner and (ii) believes, based upon representations made to you by each such beneficial owner, that such beneficial owner owns beneficially an aggregate of fewer than 100 shares (excluding shares attributable to individual accounts under the Telesoft Corp. Profit Sharing Plan) and is tendering all of such shares.

                ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              CONDITIONAL TENDERS
               (See Instruction 10 of the Letter of Transmittal)

     You may condition the tender of your shares upon the purchase by Telesoft of a specified minimum number of the shares you are tendering hereby, all as described in the Offer to Purchase, particularly in Section 6 thereof. Except as set forth in Section 6 of the Offer to Purchase, unless at least such minimum number of shares is purchased by Telesoft pursuant to the terms of the offer, none of the shares you are tendering hereby will be purchased. It is the tendering stockholder's responsibility to calculate and appropriately indicate such minimum number of shares, and each stockholder is urged to consult a tax advisor. Unless this box has been completed and a minimum number specified, the tender will be deemed unconditional.

           Minimum number of shares
           that must be purchased,
           if any are purchased:                      shares
                                ---------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         PRICE (IN DOLLARS) PER SHARE
                      AT WHICH SHARES ARE BEING TENDERED
               (See Instruction 5 of the Letter of Transmittal)

              IF YOU ARE TENDERING SHARES AT MORE THAN ONE PRICE,
      YOU MUST USE A SEPARATE INSTRUCTION FORM FOR EACH PRICE SPECIFIED.
--------------------------------------------------------------------------------
                              CHECK ONLY ONE BOX

           IF YOU CHECK MORE THAN ONE BOX OR YOU DO NOT CHECK A BOX,
                  YOU HAVE NOT VALIDLY TENDERED YOUR SHARES.
--------------------------------------------------------------------------------
             SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] You want to maximize the chance of having Telesoft Corp. purchase all the shares you are tendering (subject to the possibility of proration). Accordingly, by checking this box INSTEAD OF ONE OF THE PRICE BOXES BELOW, you hereby tender your shares and are willing to accept the Purchase Price resulting from the Dutch auction tender process. This action could result in your receiving a price per share as low as $7.00.

                                      OR

              SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, you hereby tender your shares at the price checked. This action could result in none of your shares being purchased if the Purchase Price for your shares is less than the price checked. If you desire to tender shares at more than one price, you must complete a separate Instruction Form for each price at which you are tendering shares. You cannot tender the same shares at more than one price.

     Price (in Dollars) per Share at Which You Are Tendering Your Shares:

             [ ]   $7.00      [ ]   $7.20       [ ]   $7.35
             [ ]   $7.05      [ ]   $7.25       [ ]   $7.40
             [ ]   $7.10      [ ]   $7.30       [ ]   $7.45
             [ ]   $7.15                        [ ]   $7.50
--------------------------------------------------------------------------------



Number of shares:
                 --------------------------------
Certificate Nos. (if available):


-------------------------------------------------


-------------------------------------------------
                Name(s)


-------------------------------------------------
     Area Code(s) and Telephone Number(s)

-------------------------------------------------


-------------------------------------------------


-------------------------------------------------


-------------------------------------------------


-------------------------------------------------
                  Address(es)

-------------------------------------------------
          STOCKHOLDER MUST SIGN HERE



-------------------------------------------------


-------------------------------------------------
                  Signature(s)

Dated:                                     , 2000
      ------------------------------------
-------------------------------------------------

-------------------------------------------------
If shares will be tendered by book-entry transfer, enter The Depositary Trust Company Account
Number below:



Account
Number:
       ------------------------------------------
-------------------------------------------------

The method of delivery of this document is at the election and risk of the tendering stockholders. If delivery is by mail, registered mail with return receipt requested is recommended. In all cases, sufficient time should be allowed to assure delivery.

                         -----------------------------

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a financial institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution"), hereby guarantees (1) that the above-named person(s) has a net long position in the shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, (2) that such tender of shares complies with Rule 14e-4 and (3) the delivery to the Depositary, at one of its addresses set forth above, of certificate(s) for the shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the shares tendered hereby into the Depositary's account at The Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), with any required signature guarantee(s), or an Agent's Message (as defined in the Offer to Purchase) or through ATOP (as defined in the Offer to Purchase), and any other required documents, all within three Nasdaq SmallCap Market trading days after the date of receipt by the Depositary.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such eligible institution.


------------------------------------    --------------------------------------
      Authorized Signature                             Address


------------------------------------    --------------------------------------
       Name (Please Print)


------------------------------------    --------------------------------------
             Title                                (Including Zip Code)


------------------------------------    --------------------------------------
        Name of Firm                        Area Code and Telephone Number


                                         Date:                          , 2000
                                              -------------------------

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.